Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-282129) of Peak Resources LP of our report dated April 29, 2024, relating to the consolidated financial statements of Peak Exploration & Production, LLC. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Moss Adams LLP

Denver, Colorado

October 28, 2024